UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Riverside Avenue

Second Floor

Westport, CT 06880

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On April 18, 2018, Compass Group Diversified Holdings LLC (the “Company”) consummated the issuance and sale of $400,000,000 aggregate principal amount of its 8.000% Senior Notes due 2026 (the “Notes”) offered pursuant to a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons under Regulation S under the Securities Act. The Company will use the net proceeds from the sale of the Notes to repay debt under its existing credit facilities in connection with a concurrent refinancing transaction described below. Any remaining proceeds are expected to be used for general corporate purposes.

The Notes were issued pursuant to an indenture, dated as of April 18, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indenture (including the form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

The Notes will bear interest at the rate of 8.000% per annum and will mature on May 1, 2026. Interest on the Notes is payable in cash on May 1 and November 1 of each year, beginning on November 1, 2018.

At any time prior to May 1, 2021, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture (provided that at least 60% of the Notes issued under the Indenture remain outstanding), at a redemption price equal to 108% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more “equity offerings” (as defined in the Indenture), subject to certain conditions. At any time prior to May 1, 2021, the Company may also redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the “applicable premium” (as defined in the Indenture) as of, and accrued and unpaid interest to, but not including, the applicable redemption date. On or after May 1, 2021, the Company may redeem all or a part of the Notes, on any one or more occasions, at the redemption prices set forth in the Indenture, beginning at 104% of the principal amount of the Notes to be redeemed if redeemed during the twelve-month period beginning on May 1, 2021 and decreasing over the succeeding two years to 100.0% of the principal amount to be redeemed beginning on or after May 1, 2023, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.

Upon a change of control, as defined in the Indenture, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to but excluding the redemption date.

The Notes are general senior unsecured obligations of the Company and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations. The Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness, and rank senior in right of payment to all of the Company’s future subordinated indebtedness, if any. The Notes will be effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, including the indebtedness under the Company’s credit facilities described below.

The Indenture contains several restrictive covenants including, but not limited to, limitations on the following: (i) the incurrence of additional indebtedness, (ii) restricted payments, (iii) dividend and other payments affecting restricted subsidiaries, (iv) the issuance of preferred stock of restricted subsidiaries, (v) transactions with affiliates, (vi) asset sales and mergers and consolidations, (vii) future subsidiary guarantees and (viii) liens, subject in each case to certain exceptions.

The Indenture contains customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company, the principal amount of the Notes, together with any accrued and unpaid interest thereon through the occurrence of such event, will automatically become and be immediately due and payable.

Amended and Restated Credit Agreement

On April 18, 2018 (the “Closing Date”), the Company entered into an Amended and Restated Credit Agreement to amend and restate the Credit Agreement, originally dated as of June 6, 2014 (as previously amended, the “Existing Credit Agreement” and as further amended by the Amended and Restated Credit Agreement, the “New Credit Agreement”), among the Company, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”), and the other agents party thereto.

The New Credit Agreement provides for (i) revolving loans, swing line loans and letters of credit (the “New Revolving Line of Credit”) up to a maximum aggregate amount of $600 million (the “New Revolving Loan Commitment”), and (ii) a $500 million term loan (the “New Term Loan”). The New Term Loan was issued at an original issuance discount of 99.75%. The New Term Loan requires quarterly payments of $1.25 million commencing June 30, 2018, with a final payment of all remaining principal and interest due on April 18, 2025, which is the New Term Loan’s maturity date. All amounts outstanding under the New Revolving Line of Credit will become due on April 18, 2023, which is the maturity date of loans advanced under the New Revolving Line of Credit and the termination date of the New Revolving Loan Commitment. The New Credit Agreement also permits the Company, prior to the applicable maturity date, to increase the New Revolving Loan Commitment and/or obtain additional term loans in an aggregate amount of up to $250 million (the “Incremental Loans”), subject to certain restrictions and conditions. On the Closing Date, the New Term Loan was advanced in full and the initial borrowings outstanding under the New Revolving Line of Credit were approximately $73 million.

The Company used the proceeds from the New Credit Agreement and the proceeds from the Notes offering to pay all amounts outstanding under the Existing Credit Agreement and to pay fees, original issue discount and expenses incurred in connection with the New Credit Agreement and Notes. Further advances under the New Revolving Line of Credit and any Incremental Loans may be used to finance working capital, capital expenditures and other general corporate purposes of the Company (including to fund acquisitions of additional businesses, permitted distributions and loans by the Company to its subsidiaries) and, in the case of Incremental Loans that are term loans, to repay amounts outstanding under the New Revolving Line of Credit.

The Company may borrow, prepay and reborrow principal under the New Revolving Line of Credit from time to time during its term. Advances under the New Revolving Line of Credit can be either Eurodollar rate loans or base rate loans. Eurodollar rate revolving loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum based on the London Interbank Offered Rate approved by the Agent (the “Eurodollar Rate”) for such interest period plus a margin ranging from 1.50% to 2.50%, based on the ratio of consolidated net indebtedness to adjusted consolidated earnings before interest expense, tax expense, and depreciation and amortization expenses for such period (the “Consolidated Total Leverage Ratio”). Base rate revolving loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate”, and (iii) Eurodollar Rate plus 1.0% (the “Base Rate”), plus a margin ranging from 0.50% to 1.50%, based on its Consolidated Total Leverage Ratio.

Advances under term loans can be either Eurodollar rate loans or base rate loans. Eurodollar rate term loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum based on the Eurodollar Rate for such interest period plus a margin of either 2.25% or 2.50%, based on the Consolidated Total Leverage Ratio. Base rate term loans bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus either 1.25% or 1.50%, based on the Consolidated Total Leverage Ratio. The initial New Term Loan was advanced as a Eurodollar rate loan.

The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the New Revolving Loan Commitment, a commitment fee equal to the product of (i) a rate ranging from 0.25% to 0.45% per annum, based on its Consolidated Total Leverage Ratio, times (ii) the actual daily amount by which the New Revolving Loan Commitment exceeds the sum of (A) the outstanding amount of revolving loans plus (B) the outstanding amount of letter of credit obligations. The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the New Revolving Loan Commitment, a letter of credit fee equal to a rate ranging from 1.50% to 2.50%, based on its Consolidated Total Leverage Ratio, times the daily amount available to be drawn under such letters of credit (the “Stated Amount”). The Company will also pay to the Agent letter of credit fronting fees equal to 0.125% per annum with respect to each letter of credit issued by the Agent and certain other administrative and agency fees.

The New Credit Agreement provides for a sub-facility under the New Revolving Line of Credit pursuant to which letters of credit may be issued in an aggregate Stated Amount not to exceed $100 million outstanding at any time. Additionally, the New Credit Agreement provides for a sub-facility under the New Revolving Line of Credit pursuant to which swing line loans may be advanced in an aggregate principal amount not to exceed $25 million outstanding at any time. At no time, after giving effect to any swing line loan, may (i) the total revolving loans outstanding exceed the Company’s borrowing availability under the New Credit Agreement; and (ii) any Lender’s aggregate principal amount of outstanding revolving loans, participation in letter of credit obligations and swing line loans exceed such Lender’s portion of the New Revolving Loan Commitment.

The New Revolving Line of Credit and the New Term Loan are secured by all of the assets of the Company, including all of its equity interests in, and loans to, its subsidiaries, pursuant to an Amended and Restated Security and Pledge Agreement dated as of April 18, 2018 between the Company and the Agent for the benefit of the Lenders (the “New Security Agreement”).

Upon the occurrence of an event of default under the New Credit Agreement, the New Revolving Loan Commitment may be terminated, the New Term Loan and all outstanding revolving loans and other obligations under the New Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the New Credit Agreement, the New Security Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.

The foregoing brief description of the New Credit Agreement is not meant to be exhaustive and is qualified in its entirety by the New Credit Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On April 18, 2018, Compass Diversified Holdings (together with the Company, “CODI”) issued a press release announcing the closing of the Company’s $400 million aggregate principal amount of senior notes due 2026 through a private offering and the Company’s entry into the New Credit Agreement. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 7.01, including Exhibits 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture between Compass Group Diversified Holdings LLC and U.S. Bank National Association, dated as of April 18, 2018

10.1	Amended and Restated Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Bank of America, N.A., dated as of April 18, 2018.

99.1	Press Release dated April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham
Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham
Chief Financial Officer